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Ex. (p)(iv)

COMPASS FUND MANAGEMENT, LLC

CODE OF ETHICS

Effective: December 27, 2004

        Compass Fund Management, LLC (the "Adviser"), in its capacity as an investment adviser for its advisory clients, including Agile Multi-Strategy Fund (the "Fund") (collectively, "Clients"), adopts the following Code of Ethics (the "Code"), pursuant to Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act").

        Capitalized terms are defined in "Definitions" below.

        Any violation of the Code may be subject to sanctions, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits of any transaction involving the violator.

BACKGROUND

        The Advisers Act requires the Adviser to establish, maintain and enforce a written code of ethics that, at a minimum, includes:

  •
  Standard of Business Conduct: a standard (or standards) of business conduct that the Adviser requires of its Supervised Persons, which standard must reflect the Adviser's fiduciary obligations and those of its Supervised Persons;

  •
  Compliance With Laws and Regulations: provisions requiring the Adviser's Supervised Persons to comply with applicable Federal Securities Laws;

  •
  Personal Securities Transactions: provisions that require all of the Adviser's Access Persons to report, and the Adviser to review, their personal securities transactions and holdings periodically;

  •
  Reporting of Violations: provisions requiring Supervised Persons to report any violations of the Adviser's code of ethics promptly to the Adviser's Chief Compliance Officer or, provided the Adviser's Chief Compliance Officer also receives reports of all violations, to other persons designated in the Adviser's code of ethics; and

  •
  Written Acknowledgments: provisions requiring the Adviser to provide each of its Supervised Persons with a copy of its code of ethics and any amendments, and requiring its Supervised Persons to provide the Adviser with a written acknowledgment of their receipt of the code and any amendments.

        Generally, Access Persons are a subset of the Adviser's Supervised Persons who have access to purchases, sales, or recommendations by the Adviser. Although the Code applies to all Supervised Persons, only Access Persons are subject to the Personal Securities Transaction requirements. Some of these requirements, such those relating to Initial Public Offerings and Limited Offerings, apply only to a subset of Access Persons known as Investment Personnel. Please see "Personal Securities Transactions" and "Definitions" below for more details.

        In addition, the 1940 Act requires the Adviser to adopt procedures reasonably designed to prevent Access Persons (as defined under the 1940 Act) from:

  •
  employing any device, scheme or artifice to defraud the Fund;

  •
  making any untrue statement of a material fact or fail to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to the Fund;

  •
  engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

  •
  engaging in any manipulative practice with respect to the Fund's investment portfolio,

each in connection with the purchase or sale (directly or indirectly) by such Access Person of a security "held or to be acquired" by the Fund.

        PLEASE NOTE THAT THE DEFINITION OF "ACCESS PERSON" FOR THE PURPOSES OF THE 1940 ACT IS SLIGHTLY DIFFERENT FROM THE DEFINITION OF "ACCESS PERSON" UNDER THE ADVISERS ACT. PLEASE SEE "DEFINITIONS" BELOW FOR MORE DETAILS.

        The Chief Compliance Officer will from time to time determine which of the Adviser's personnel are Supervised Persons, or Access Persons (under the Advisers Act and under the 1940 Act), or Investment Personnel, and will periodically inform each Supervised Person, and Access Person, and Investment Personnel in writing of his or her status.

STANDARDS OF BUSINESS CONDUCT

        This Code is based on the principle that for the purposes of the Advisers Act, each Supervised Person will conduct his or her personal investment activities in accordance with:

  •
  the duty at all times to place the interests of each of the Adviser's Clients first;

  •
  the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

  •
  the fundamental standard that Adviser personnel should not take inappropriate advantage of their positions;

  •
  the fiduciary principle that information concerning the identity of security holdings and financial circumstances of Clients is confidential; and

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  the principle that independence in the investment decision-making process is paramount.

COMPLIANCE WITH LAWS AND REGULATIONS

        No Access Person of the Adviser shall engage in any act, practice or course of business that would violate the provisions of Rule 204A-1 or Rule 17j-1, or in connection with any personal investment activity, engage in conduct inconsistent with this Code. Supervised Persons must comply with applicable Federal Securities Laws.

PERSONAL SECURITIES TRANSACTIONS

I.     Generally

  A.
  Prohibited Investments.

          No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he/she knows or should have known at the time of such purchase or sale:

    •
    is contained on the Restricted List of securities the Adviser is analyzing or considering for purchase or sale;

    •
    is being purchased or sold by the Adviser;

    •
    in which any client has a pending "buy" or "sell" order in the same security; or

    •
    is a short-term trade in mutual funds advised or subadvised by the Adviser.

  B.
  Pre-clearance of Investments. Access Persons must obtain approval from the Adviser before directly or indirectly acquiring Beneficial Ownership in any securities:

  •
  in an Initial Public Offering;

  •
  in a Limited Offering;

  •
  in mutual funds advised or subadvised by the Adviser; and

  •
  during a blackout period, which shall mean: 30 days before and 30 days after a client trades in that security;

II.    Reporting Procedures

        With respect to securities held in accounts over which an Access Person has no direct or indirect influence or Control, that Access Person must report to the Adviser the following:

  A.
  Initial Holdings Reports. Every Access Person must report on Exhibit A, attached hereto, no later than 10 days after becoming an Access Person the following information (which information must be current as of a date no more than 45 days prior to becoming an Access Person):

  •
  The title, type, exchange ticker symbol or CUSIP No., as applicable, number of shares and principal amount of each Covered Security and of each Reportable Fund in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

  •
  The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

  •
  The date that the report is submitted by the Access Person.

  B.
  Quarterly Transaction Reports. Every Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of each calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security and in a Reportable Fund in which the Access Person had or as a result of the transaction acquired, any direct or indirect Beneficial Ownership:

  •
  The date of the transaction, the title, CUSIP No. or exchange ticker symbol, as applicable, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security and of each Reportable Fund involved;

  •
  The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

  •
  The price of the Covered Security and each Reportable Fund at which the transaction was effected;

  •
  The name of the broker, dealer or bank with or through whom the transaction was effected; and

  •
  The date that the report is submitted by the Access Person.

          However, an Access Person does not have to submit a transaction report:

    •
    with respect to transactions effected pursuant to an Automatic Investment Plan; or

    •
    if the report would duplicate information contained in broker trade confirmations or account statements that the Adviser holds in its records, so long as the Adviser receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

          With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter the following information:

    •
    The name of the broker, dealer or bank with whom the Access Person established the account;

    •
    The date the account was established; and

    •
    The date that the report is submitted by the Access Person.

  C.
  Annual Holdings Reports. Every Access Person must report on Exhibit C, attached hereto, annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

  •
  The title, type, exchange ticker symbol or CUSIP No., as applicable, number of shares and principal amount of each Covered Security and Reportable Fund in which the Access Person had any direct or indirect Beneficial Ownership;

  •
  The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

  •
  The date that the report is submitted by the Access Person.

  D.
  Exceptions from Reporting Requirements: An Access Person of the Adviser shall not be required to make a quarterly transaction report to the Adviser if:

  •
  Securities are held in accounts over which the Access Person had no direct or indirect influence or control;

  •
  The transaction(s) was effected pursuant to an Automatic Investment Plan; or

  •
  All the information in that report would duplicate information required to be recorded in broker trade confirmations or account statements received by the Adviser no later than 30 days after the end of the applicable calendar quarter.

III.  Review Procedures

        The Compliance Officer of the Adviser shall be responsible for reviewing periodically the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate, comparing the reports with this Code, and reporting to the Adviser's senior management:

  •
  any transaction that appears to evidence a possible violation of this Code; and

  •
  apparent violations of the reporting requirements stated herein.

        Senior management shall review the reports made to them hereunder and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed on the violator.

IV.    Small Adviser Relief

        If the Adviser has only one Access Person (a "Small Adviser"), that Access Person is not required to submit reports to himself or herself and to obtain his or her approval for investments in any security in an Initial Public Offering or a Limited Offering, if the Small Adviser maintains records of all of such Access Person's holdings and transaction that would otherwise have to be reported under Rule 204A-1.

REPORTING OF VIOLATIONS

        Any potential, actual, or apparent violation of this Code shall be promptly reported to Chief Compliance Officer or, provided the Adviser's Chief Compliance Officer also receives reports of all violations, to Edward Ehee. Reports of potential, actual, or apparent violations may be submitted anonymously and all reports, regardless of means of submission, will be treated confidentially to the extent permitted by law.

        Types of reportable violations include but are not limited to:

  •
  noncompliance with applicable laws, rules, and regulations;

  •
  fraud or illegal acts involving any aspect of the Adviser's business;

  •
  material misstatements in regulatory filings, internal books and records, or clients records or reports;

  •
  activity that is harmful to clients, including fund shareholders; and

  •
  deviations from the Adviser's controls and procedures in place to safeguard clients.

        Supervised persons are encouraged to seek advice from the Adviser's legal department regarding any potential, actual, or apparent violation of this Code or the Federal Securities Laws.

        Retaliation against any person reporting a potential, actual, or apparent violation is strictly prohibited and shall constitute a violation of this Code.

WRITTEN ACKNOWLEDGEMENTS

        The Adviser must provide each of its Supervised Persons with a copy of the Code and any amendments.

        Each Supervised Person must certify in writing annually that he or she has received a copy of the Code, read and understood the provisions of this Code, and agreed to comply with the terms of the Code. Each Access Person will further certify in writing annually that he or she has disclosed or reported all personal securities transactions required to be reported under the Code. A form of such Certification is attached hereto as Exhibit D.

        Each Supervised Person must also certify in writing, with respect to any amendment to the Code, that he or she has received a copy of the amendment, read and understood the provisions of the amendment, and agreed to comply with the terms of the Code, as amended.

        The Chief Compliance Officer is responsible for disseminating copies of the Code and any amendments, and for collecting the Certifications from each Supervised Person.

RECORDKEEPING REQUIREMENTS

        The Adviser shall maintain the following records and make them available for reasonable periodic, special, or other examinations, to the SEC at any time and from time to time:

  •
  a copy of each Code that is in effect, or at any time in the past five years was in effect;

  •
  a record of any violation of the Code, and any action taken as a result of such violation, in a reasonably accessible place for at least five years after the end of the fiscal year in which the violation occurs, the first two years in an appropriate office of the Adviser;

  •
  a copy of each Certification acknowledging receipt of the Code (and amendments), for each person who is currently, or within the past five years was, a Supervised Person;

  •
  a copy of each personal securities transaction report made by an Access Person, for at least five years after the end of the fiscal year in which the report was made, the first two years in an appropriate office of the Adviser;

  •
  a record of the names of all persons, currently or in the past five years, who are or were Access Persons;

  •
  a record of any decision, and the reasons supporting the decision, to approve the purchase by Access Persons of securities pursuant to the personal securities transaction rules, described above.

FORM ADV DISCLOSURE

        In Form ADV, Part II, Item 9, the Adviser must describe the Code and state that the Adviser will provide a copy of the Code to any Client or prospective client upon request.

ADDITIONAL 1940 ACT REQUIREMENTS

I.     Fund Board Approval

        The Board of Directors of the Fund, including a majority of directors who are not interested persons, shall approve the Code of Ethics of the Adviser and any material changes thereto.

        The Board shall base its approval of a Code and any material changes to the Code on a determination that the Code contains provisions reasonably designed to prevent Access Persons (as defined under the 1940 Act) from engaging in conduct prohibited by the code, and upon receipt of a written certification described below.

        The Board shall approve material changes to a code no later than six months after the adoption of the material change.

II.    Written Reports

        No less frequently than annually, the Adviser shall furnish to the Fund Board, written reports that:

  •
  describe any issues arising under the Code or procedures, including but not limited to, information about material violations of the Code or procedures and sanctions, if any, imposed in response to such material violations; and

  •
  certify that the Adviser has adopted procedures reasonably designed to prevent Access Persons (as defined under the 1940 Act) from violating the Code.

III.  Pre-clearance of Certain Investments by Investment Personnel of the Fund

        Investment Personnel of the Fund must obtain approval from the Fund or the Adviser before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering.

        To the extent there is discretion regarding the party responsible for making these pre-clearance determinations, the Adviser will coordinate with the applicable Fund to ensure that the appropriate determinations are being made.

IV.    Recordkeeping

        Each Fund, the Adviser, and the principal underwriter must maintain, at its principal place of business, the following records and make them available for reasonable periodic, special, or other examinations, to the Securities and Exchange Commission ("SEC") at any time and from time to time:

  •
  a copy of each Code of Ethics for the organization that is in effect, or at any time in the past five years was in effect, in a reasonably accessible place;

  •
  a record of any violation of the Code, and any action taken as a result of such violation, in a reasonably accessible place for at least five years after the end of the fiscal year in which the violation occurs;

  •
  a copy of each personal securities transaction report made by an Access Person (as defined under the 1940 Act), including information provided in lieu of those reports, for at least five years after the end of the fiscal year in which the report was made, the first two years in a reasonably accessible place;

  •
  a record of all persons, currently or in the past five years, who are or were required to make personal securities transaction reports to the organization, or who are or were responsible for reviewing these reports, must be maintained in a reasonably accessible place;

  •
  a copy of each written report furnished to the Board for at least five years after the end of the fiscal year in which the report was made, the first two years in a reasonably accessible place;

        In addition, the Adviser or the Fund must maintain:

  •
  a record of any decision, and the reasons supporting the decision, to pre-approve the purchase by Investment Personnel Of the Fund of securities, for the last five years after the end of the fiscal year in which the approval was granted.

        To the extent there is discretion regarding the party responsible for keeping these records, the Adviser will coordinate with the applicable Fund and the applicable principal underwriter to ensure that the appropriate records are being kept.

DEFINITIONS

        Access Person:    For purposes of the Advisers Act, "Access Person" shall mean any of the Adviser's Supervised Persons who:

  A.
  Has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

  B.
  Is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

        For purposes of the 1940 Act, "Access Person" shall mean:

  A.
  Any Advisory Person of a Fund or of a Fund's Adviser; and

  B.
  Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of covered securities by the fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the fund regarding the purchase or sale of covered securities.

          Also, for purposes of both definitions, if providing investment advice is the Adviser's primary business, all of the Adviser's directors, officers and general partners are presumed to be Access Persons.

        Advisory Person:    An Advisory Person of the Adviser or the Fund means:

  A.
  Any director, officer, general partner or employee of the Adviser or the Fund (or of any company in a Control relationship to the Adviser or the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

  B.
  Any natural person in a Control relationship to the Adviser or the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund.

        Automatic Investment Plan: A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

        Beneficial Ownership:    shall have the same meaning as that set forth in Rule 16a-l(a)(2) of the Securities Exchange Act of 1934.

        Control (and "Controlled" and "Controlling"):    shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

        Covered Security:    shall have the meaning set forth in Section 2(36)1 of the 1940 Act, except that it does not include:

(1)
The definition of "security" in Section 2(36) of the 1940 Act is identical to the definition of "security" in Section 202(a)(18) of the Advisers Act. For purposes of defining the scope of reportable transactions under the Code and to coordinate the definitions in this Code to permit compliance with the requirements under both the Advisers Act and the 1940 Act, the term "Covered Security" (which is defined and used in Rule 17j-1), coupled with the term "Reportable Fund" (which is defined and used in Rule 204A-1), is used in place of the equivalent term "Reportable Security" (which is defined and used in Rule 204A-1).

A.
Securities issued by the United States Government;

B.
Bankers' acceptances, bank certificates of deposit or commercial paper, high quality short-term debt instruments, including repurchase agreements; and

C.
Shares issued by open-end funds.

        Federal Securities Laws:    shall mean the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC of the Department of the Treasury.

        Initial Public Offering:    An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

        Investment Personnel:    shall mean (a) an employee of the Adviser (or of any company in a Control relationship with the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities in one or more Client accounts; and (b) a natural person in a Control relationship with the Adviser who obtain information about recommendations regarding the purchase or sale of securities in one or more Client accounts.

        Investment Personnel Of the Fund:    shall mean (a) an employee of the Adviser (or of any company in a Control relationship with the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities in one or more Funds; and (b) a natural person in a Control relationship with the Adviser who obtain information about recommendations regarding the purchase or sale of securities in one or more Funds.

        Limited Offering:    shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), or Rule 504, 505, or 506 of Regulation D under the 1933 Act.

        Reportable Fund:    shall mean:

  A.
  Any fund for which the Adviser serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act; or

  B.
  Any fund whose investment adviser or principal underwriter Controls the Adviser, is Controlled by the Adviser, or is under common Control with the Adviser.

        Supervised Person:    Supervised persons include:

  A.
  Directors, officers, and partners of the Adviser (or other persons occupying a similar status or performing similar functions);

  B.
  Employees of the Adviser; and

  C.
  Any other person who provides advice on behalf of the Adviser and is subject to the Adviser's supervision and Control.

EXHIBIT A

TO CODE OF ETHICS

INITIAL HOLDINGS REPORT

To: [name of adviser]

        At the time I became an Access Person, I had a direct or indirect Beneficial Ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Adviser:

Security (Title and Type)	Exchange Ticker or CUSIP No.	Number of Shares	Principal Amount

        The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

        This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above. I understand that this information must be reported no later than ten (10) days after I became an Access Person.

Date	Print Name
Signature

EXHIBIT B

TO CODE OF ETHICS

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended                        , 200

To: [name of adviser]

        1.     Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics of the Adviser.

Title of Security	Exchange Ticker or CUSIP No.	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if Applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

        2.     New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established

        3.     Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:	, 200	Signature:

Print Name:

EXHIBIT C

TO CODE OF ETHICS

ANNUAL HOLDINGS REPORT

For the following period: January 1, 200    —December 31, 200

To: [name of adviser]

        As of the period referred to above, I have a direct or indirect Beneficial Ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Adviser:

Security (Title and Type)	Exchange Ticker or CUSIP No.	Number of Shares	Principal Amount

        The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

        This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date	Print Name
Signature

EXHIBIT D

TO CODE OF ETHICS

ANNUAL CERTIFICATION

For All Supervised Persons

        Pursuant to the requirements of the Code of Ethics of [name of adviser], the undersigned hereby certifies as follows:

1.     I have received a copy of the Code of Ethics.

2.     I have read and understand the Code of Ethics.

3.     I agree to comply with the terms of the Code of Ethics.

Date	Print Name
Signature

For Access Persons Only

        Since the date of the last Annual Certification (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

Date	Print Name
Signature

Please return to the Chief Compliance Officer as soon as possible.

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COMPASS FUND MANAGEMENT, LLC CODE OF ETHICS